Exhibit 3.29

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II - 7301 COLUMBIA GATEWAY DRIVE, LLC”, FILED IN THIS OFFICE ON THE THIRD DAY OF JULY, A.D. 2007, AT 1:08 O’CLOCK P.M.

Harriet Smith Windsor, Secretary of State
4382829 8100	AUTHENTICATION: 5813830
070778449	DATE: 07–03–07

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:19 PM 07/03/2007
FILED 01:08 PM 07/03/2007
SRV 070778449 – 4382829 FILE

CERTIFICATE OF FORMATION

OF

WELLS REIT II – 7301 COLUMBIA GATEWAY DRIVE, LLC

The undersigned, in order to form Wells REIT II – 7301 Columbia Gateway Drive, LLC, as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.         The name of the limited liability company is:

                Wells REIT II – 7301 Columbia Gateway Drive, LLC

2.         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of July 3, 2007.

/s/ Lucy M. Bowman
Lucy M. Bowman Authorized Person